Exhibit 99.1

Allscripts Reports Fiscal 2010 Second Quarter Results

Strong Demand and Margin Improvement Drive Double-Digit Net Income Growth

CHICAGO – January 10, 2010 – Allscripts-Misys Healthcare Solutions, Inc. (Allscripts or the Company) today announced its financial results for the three and six months ended November 30, 2009.

Second Quarter Highlights:

•	Total revenue of $169.3 million; non-GAAP revenue of $170.7 million

•	Earnings per share of $0.10 cents; non-GAAP earnings per share of $0.16 cents

•	Net income of $15.8 million in the quarter; non-GAAP net income of $24.0 million, up 45% versus the same period last year

•	Bookings of $93.8 million, a 16% increase over the prior year

•	Gross margin of 56.4% versus 54.0% in the first quarter of fiscal 2010

•	Cash flow from operating activities of $19.8 million

•	Launch of Professional EHR version 9.0 and Allscripts Remote for Blackberry

•	Introduction of “READY” process to accelerate new system implementations

“Allscripts second quarter financial results were strong across the entire business,” said Glen Tullman, Chief Executive Officer of Allscripts. “We believe that 2010 will be the ‘Year of the EHR’ in which we expect to see significant acceleration in the adoption and utilization of healthcare information technology to improve quality and reduce cost. This is a once in a lifetime market opportunity, driven by the American Recovery and Reinvestment Act and Allscripts is uniquely positioned to win.”

Second Quarter Results

Total revenue for the three months ended November 30, 2009 was $169.3 million, compared to $128.6 million for the same period last year. Non-GAAP revenue(1) for the three months ended November 30, 2009 was $170.7 million, compared to non-GAAP revenue of $163.4 million for the same period last year.

Gross margin percentage was 56.4% for the second quarter of fiscal 2010, compared to 51.9% for the same period last year. Based on non-GAAP revenue and non-GAAP gross profit(2) for each respective quarter, gross margin percentage was 56.8% for the second quarter of fiscal 2010, compared to 55.3% during the second quarter of fiscal 2009.

Net income for the three months ended November 30, 2009 was $15.8 million compared to a net loss of $6.0 million for the same period last year. Earnings for the three months ended November 30, 2009 were $0.10 cents per diluted share.

Non-GAAP net income(3) for the three months ended November 30, 2009 was $24.0 million, compared to non-GAAP net income of $16.6 million for the same period last year, representing an increase of 45%. Non-GAAP earnings for the three months ended November 30, 2009 were $0.16 cents per diluted share.

As of November 30, 2009 the Company had cash and marketable securities of $90.5 million.

Six Month Results

Total revenue for the six months ended November 30, 2009 was $334.3 million, compared to $221.4 million for the six months ended November 30, 2008. Non-GAAP revenue(1) for the six months ended November 30, 2009 was $338.3 million, compared to non-GAAP revenue of $328.1 million for the same period last year.

Gross margin percentage was 55.2% for the six months ended November 30, 2009 compared to 52.8% for the comparable period a year ago. Based on non-GAAP revenue and non-GAAP gross profit(2) for each respective six month period, gross margin percentage was 55.7% for the first six months of fiscal 2010, compared to 54.6% during the first six months of fiscal 2009.

Net income for the six months ended November 30, 2009 was $28.7 million compared to a net loss of $0.6 million for the same period last year. Earnings for the six months ended November 30, 2009 were $0.19 cents per diluted share.

Non-GAAP net income(3) for the six months ended November 30, 2009 was $46.1 million compared to non-GAAP net income of $31.5 million for the same period last year, representing an increase of 46%. Non-GAAP earnings for the six months ended November 30, 2009 were $0.31 cents per diluted share.

Business Outlook

“Second quarter results exceeded our plan,” said Bill Davis, Chief Financial Officer of Allscripts. “We are especially pleased with our strong bookings in the first half of our fiscal year. Bookings in the first six months of fiscal 2010 reflect a 30 percent growth rate over the same period in our fiscal 2009. In addition, we benefited from an increase in gross and operating margins, while at the same time investing for future stimulus-driven industry growth.”

Allscripts is affirming its revenue guidance of $680-$700 million for fiscal year 2010. The Company is raising net income guidance for fiscal 2010 to a range of $64.5-$66.0 million, which equates to diluted earnings per share of $0.41-$0.43. On a non-GAAP basis, the company is raising fiscal 2010 net income guidance to a range of $93.5-$95.0 million which equates to non-GAAP diluted earnings per share of $0.61-$0.63. Allscripts non-GAAP net income guidance assumes two adjustments from GAAP net income, approximately $13.5 million of annual acquisition-related amortization and $9.0 million in stock-based compensation expense, both net of tax.

Mr. Tullman concluded, “Looking ahead to the second half of our fiscal 2010, we will accelerate investment spending to further enhance Allscripts position as the leading provider of software, connectivity and information solutions to physicians and other healthcare providers.”

Conference Call

Allscripts will conduct a conference call tomorrow, Monday January 11, 2010 at 8:30 AM Eastern Standard Time to discuss the Company’s earnings and other information. The conference call can be accessed via the Internet at www.allscripts.com, or by dialing (866) 516-9093 and requesting the Allscripts earnings call. International callers can access the audio portion of the webcast by dialing (973) 532-4923 and requesting the Allscripts Investor Presentation. A Microsoft Windows Media Player web replay will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (800) 642-1687 or (706) 645-9291 for international callers - ID # 46110827.

(Minimum requirements to listen to the call online are: Microsoft Windows Media Player software, downloadable free from http://windowsmedia.com/download/download.asp, an Internet connection, and speakers or earphones).

Basis of Presentation

The Company’s GAAP results for the three and six months ended November 30, 2009 include results of Allscripts for each such period. The Company’s GAAP results for the three and six months ended November 30, 2008 include the results of Misys Healthcare (Misys) for each period and the results of Allscripts subsequent to a merger effected on October 10, 2008, at which time the Company’s legal name was changed to Allscripts-Misys Healthcare Solutions, Inc.

Supplemental and non-GAAP financial information is also available at www. investor.allscripts.com

Footnotes

1.	Non-GAAP revenue for the three months ended November 30, 2009 and 2008, respectively, are comprised of revenue from Allscripts and Misys for the full three month period of each respective year, giving effect to the add-back of a deferred revenue adjustment of $1.4 million recorded for GAAP purposes in the three month period ended November 30, 2009 and $2.1 million for the same period last year. In addition, non-GAAP revenue for the three months ended November 30, 2008 excludes $4.7 million in prepackaged medications revenue that were recorded for GAAP purposes. Allscripts disposed of its prepackaged medications business on March 16, 2009. Non-GAAP revenue for the six months ended November 30, 2009 and 2008, respectively, are comprised of revenue from Allscripts and Misys for the full six month period of each respective year, giving effect to the add-back of a deferred revenue adjustment of $4.0 million recorded for GAAP purposes in the six month period ended November 30, 2009 and $2.1 million for the same period last year. In addition, non-GAAP revenue for the six months ended November 30, 2008 excludes $4.7 million in prepackaged medications revenue that were recorded for GAAP purposes.

2.	Non-GAAP gross margin for the three months ended November 30, 2009 and 2008, respectively, are comprised of gross profit from Allscripts and Misys for the full three month period of each respective year, giving effect to the add-back of a deferred revenue adjustment of $1.4 million recorded for GAAP purposes in the three month period ended November 30, 2009 and $2.1 million for the same period last year. In addition, non-GAAP gross margin for the three months ended November 30, 2008 excludes $0.8 million in prepackaged medications gross profit that were recorded for GAAP purposes. Non-GAAP gross margin for the six months ended November 30, 2009 and 2008, respectively, are comprised of gross profit from Allscripts and Misys for the full six month period of each respective year, giving effect to the add-back of a deferred revenue adjustment of $4.0 million recorded for GAAP purposes in the six month period ended November 30, 2009 and $2.1 million for the same period last year. In addition, non-GAAP gross margin for six months ended November 30, 2008 excludes $0.8 million in prepackaged medications gross profit that were recorded for GAAP purposes.

3.

Non-GAAP net income for the three months ended November 30, 2009 and 2008, respectively, are comprised of net income from Allscripts and Misys for the full three month period of each respective year, giving effect to the add-back of acquisition-related amortization of $3.5 million and $2.8 million, respectively, net of tax; stock-based compensation expense of $2.7 million and $0.6 million, respectively, net of tax; transaction-related expenses of $0.8 million and $13.4 million, respectively, net of tax; and a deferred revenue adjustment of $0.9 million and $1.2 million, respectively, net of tax. Non-GAAP net income also eliminates prepackaged medications net income of $0.2 million, net of tax, for the three months ended November 30, 2008 and adds-back a tax adjustment of $0.3 million for the three months ended November 30, 2009. Non-GAAP net income for the six months ended November 30, 2009 and 2008, respectively, are comprised of net income from Allscripts and Misys for the full six month period of each respective year, giving effect to the add-back of acquisition-related amortization of $6.9 million and $5.2 million, respectively, net of tax; stock-based compensation expense of $4.7 million and $2.1 million, respectively, net of tax; transaction-related expenses of $3.2 million and $17.6 million, respectively, net of tax; and a deferred revenue adjustment of $2.5 million and $1.2 million, respectively, net of tax. Non-GAAP net income also eliminates prepackaged medications net income of $0.7 million, net of tax, for the six months ended November 30, 2008 and adds-back a tax adjustment of $0.1 million for the six months ended November 30, 2009.

4.	Please see below for a further discussion of non-GAAP measures.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release non-GAAP revenue, gross profit and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP revenue consists of GAAP revenue and legacy Allscripts revenue for periods prior to the consummation date of the Misys merger and adds back the deferred revenue adjustment booked for GAAP purposes and excludes revenue from prepackaged medications. Non-GAAP gross profit consists of GAAP gross profit and legacy Allscripts gross profit for periods prior to the consummation date of the Misys Healthcare merger and adds back the deferred revenue adjustment booked for GAAP purposes and excludes revenue from prepackaged medications. Non-GAAP net income consists of GAAP net income and includes legacy Allscripts net income for periods prior to the consummation date of the Misys merger, excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses, adds back the deferred revenue adjustment and excludes net income from prepackaged medications, in each case net of any related tax benefit.

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Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the separate pre-merger results of legacy Misys and legacy Allscripts to that of the Company’s post-merger results. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

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Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

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Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

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Deferred Revenue Adjustment. Deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in connection with the Misys merger transaction consummated on October 10, 2008. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to legacy Allscripts software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of October 10, 2008. Allscripts adds back this deferred revenue adjustment for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate pre-merger results of legacy Misys and legacy Allscripts to that of the Company’s post-merger results.

Management also believes that non-GAAP revenue, gross profit and net income provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and facilitates comparisons of the separate pre-merger results of legacy Misys and legacy Allscripts to that of the Company’s post-merger results. Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. In addition, the Company uses Non-GAAP net income to measure achievement under the Company’s cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit and net income are performance measures only, and they do not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts’ results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (NASDAQ: MDRX) uses innovation technology to bring health to healthcare. More than 160,000 physicians, 800 hospitals and nearly 8,000 post-acute and homecare organizations utilize Allscripts to improve the health of their patients and their bottom line. The Company’s award-winning solutions include electronic health records, electronic prescribing, revenue cycle management, practice management, document management, care management, emergency department information systems and homecare automation. Allscripts is the brand name of Allscripts-Misys Healthcare Solutions, Inc. To learn more, visit www.allscripts.com.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; the impact of the securities class action and other pending or threatened litigation; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry; possible regulation of the Company’s software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; the ability to recognize the benefits of the merger with Misys Healthcare Systems, LLC (“Misys”); the integration of Misys with the Company and the possible disruption of current plans and operations as a result thereof; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; our ability to obtain, use or successfully integrate third-party licensed technology; breach of our security by third parties; and the risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our 2009 Annual Report on Form 10-K available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	November 30, 2009	May 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$88.6	$71.2
Accounts receivable, net	155.0	155.1
Deferred taxes, net	1.7	1.0
Inventories	3.7	2.6
Prepaid expenses and other current assets	41.6	31.1

Total current assets	290.6	261.0
Long-term marketable securities	1.9	2.3
Fixed assets, net	18.4	17.3
Software development costs, net	20.2	13.5
Intangible assets, net	217.1	227.8
Goodwill	413.4	418.4
Other assets	12.1	12.4

Total assets	$973.7	$952.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19.8	$19.2
Accrued expenses	46.4	41.5
Accrued compensation and benefits	11.9	16.6
Deferred revenue	78.6	86.0
Other current liabilities	1.1	0.8

Total current liabilities	157.8	164.1
Long-term debt	24.0	63.7
Deferred taxes, net	22.4	20.4
Other liabilities	3.7	4.1

Total liabilities	207.9	252.3
Total stockholders’ equity	765.8	700.4

Total liabilities and stockholders’ equity	$973.7	$952.7

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2009	2008	2009	2008
Revenue:
System sales	$33.6	$20.8	$67.0	$33.8
Professional services	18.3	11.8	34.3	19.2
Maintenance	61.3	46.7	120.7	83.4
Transaction processing and other	56.1	44.6	112.3	80.3

Total software and related services	169.3	123.9	334.3	216.7
Prepackaged medications	—	4.7	—	4.7

Total revenue	169.3	128.6	334.3	221.4
Cost of revenue: (a)
System sales	18.3	11.7	37.9	19.4
Professional services	14.9	11.9	30.4	18.3
Maintenance	19.5	16.7	40.5	31.6
Transaction processing and other	21.1	17.6	40.9	31.4

Total software and related services	73.8	57.9	149.7	100.7
Prepackaged medications	—	3.9	—	3.9

Total cost of revenue	73.8	61.8	149.7	104.6

Gross profit	95.5	66.8	184.6	116.8
Selling, general and administrative expenses (b)	55.6	64.1	108.6	97.0
Research and development	10.7	10.9	22.7	18.9
Amortization of intangible assets	2.5	1.3	5.0	1.5

Income (loss) from operations	26.7	(9.5)	48.3	(0.6)
Interest expense	(0.5)	(0.6)	(1.2)	(0.7)
Interest income and other, net	0.1	0.2	0.2	0.3

Income (loss) before income taxes	26.3	(9.9)	47.3	(1.0)
(Provision) benefit for income taxes	(10.5)	3.9	(18.6)	0.4

Net income (loss)	$15.8	$(6.0)	$28.7	$(0.6)

Earnings per share:
Basic	$0.11	$(0.05)	$0.20	$(0.01)

Diluted	$0.10	$(0.05)	$0.19	$(0.01)

Weighted average shares outstanding:
Basic	148.8	119.5	147.2	101.4

Diluted	150.6	119.5	149.9	101.4

(a)	Includes amortization of intangibles of $3.1 and $1.8 for the three months ended November 30, 2009 and 2008, respectively, and $6.2 and $2.2 for the six months ended November 30, 2009 and 2008, respectively.

(b)	Includes stock-based compensation of $4.4 and $0.3 for the three months ended November 30, 2009 and 2008, respectively, and $7.7 and $1.1 for the six months ended November 30, 2009 and 2008, respectively.

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended November 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$28.7	$(0.6)
Non-cash adjustments to net income	32.2	16.9
Cash used in changes in operating assets and liabilities	(19.8)	(28.8)

Net cash provided by (used in) operating activities	41.1	(12.5)
Cash flows from investing activities:
Capital expenditures	(4.2)	(1.6)
Capitalized software	(8.5)	(2.5)
Sales and maturities of marketable securities, net	0.4	0.1
Payment for acquisition of Allscripts, net of cash acquired	—	(263.8)
Net proceeds received from sale of building	—	6.5

Net cash used in investing activities	(12.3)	(261.3)
Cash flows from financing activities:
Proceeds from stock options and employee stock purchase plan	2.7	0.4
Excess tax benefits from stock-based compensation	6.9	—
Net payments on debt instruments	(20.9)	(6.3)
Change in parent’s net investment	—	348.3

Net cash (used in) provided by financing activities	(11.3)	342.4

Net increase in cash and cash equivalents	17.5	68.6
Cash and cash equivalents, beginning of period	71.1	0.3

Cash and cash equivalents, end of period	$88.6	$68.9

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Non-GAAP Financial Information

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2009	2008	2009	2008
Non-GAAP Revenue
Total revenue, as reported	$169.3	$128.6	$334.3	$221.4

AHS revenue pre-merger	—	37.4	—	109.3
Deferred revenue adjustment	1.4	2.1	4.0	2.1
Elimination of prepackaged medications	—	(4.7)	—	(4.7)

Total Non-GAAP Revenue	$170.7	$163.4	$338.3	$328.1

	Three Months Ended November 30,		Six Months Ended November 30,
	2009	2008	2009	2008
Non-GAAP Gross Profit
Gross profit, as reported	$95.5	$66.8	$184.6	$116.8

AHS gross profit pre-merger	—	22.2	—	61.0
Deferred revenue adjustment	1.4	2.1	4.0	2.1
Elimination of prepackaged medications	—	(0.8)	—	(0.8)

Total Non-GAAP Gross Profit	$96.9	$90.3	$188.6	$179.1

Non-GAAP Gross Profit Margin

Gross margin as reported	56.4%	51.9%	55.2%	52.8%
Non-GAAP Gross margin	56.8%	55.3%	55.7%	54.6%

	Three Months Ended November 30,		Six Months Ended November 30,
	2009	2008	2009	2008
Non-GAAP Net Income (All adjustments tax effected at 39%)
Net income, as reported	$15.8	$(6.0)	$28.7	$(0.6)

AHS net income pre-merger	—	4.8	—	6.7
Elimination of prepackaged medications	—	(0.2)	—	(0.7)
Deferred revenue adjustment	0.9	1.2	2.5	1.2
Stock-based compensation expense	2.7	0.6	4.7	2.1
Acquisition-related amortization expense	3.5	2.8	6.9	5.2
Transaction-related expense	0.8	13.4	3.2	17.6
Tax adjustment for the fiscal year 2010 period to 39%	0.3	—	0.1	—

Non-GAAP Net Income	$24.0	$16.6	$46.1	$31.5

Weighted average shares of common stock outstanding used in computing diluted non-GAAP adjusted net income per share	150.6	119.5	149.9	101.4

Non-GAAP Net Income Per Share-diluted	$0.16	$0.14	$0.31	$0.31